Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING GROUP REPORTS

SECOND QUARTER OPERATING RESULTS

- Record Revenues of $64.6 Million and Broadcast Cash Flow of $25.5 Million

Drive Significant Gains in Income from Operations, EBITDA and Free Cash Flow -

Irving, TX – August 8, 2006 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported second quarter financial results for the period ended June 30, 2006.

Summary 2006 Second Quarter Highlights:

Net revenue for the quarter ended June 30, 2006 grew 10.1% to $64.6 million from $58.7 million in the second quarter of 2005. Income from operations for the three months ended June 30, 2006 totaled $11.1 million compared with $6.9 million in the quarter ended June 30, 2005. The Company recorded a basic and diluted net loss per share of $0.08 for the three months ended June 30, 2006 compared with a basic and diluted net loss per share of $0.74 in the second quarter of 2005. During the second quarter 2006 the Company incurred $0.4 million of non-cash employee stock option expense pursuant to its adoption of SFAS No. 123R on January 1, 2006. The Company incurred no employee stock option expense in the second quarter of 2005.

Broadcast cash flow rose 21.2% to $25.5 million in the second quarter of 2006 compared with $21.0 million in the second quarter of 2005. EBITDA totaled $21.8 million for the second quarter of 2006, a 17.2% increase over the second quarter of 2005, while free cash flow rose to $6.6 million in second quarter of 2006, a $0.3 million increase compared with the second quarter of 2005. “Broadcast cash flow”, “EBITDA” and “free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

Nexstar’s guidance, issued on May 3, 2006, projected net revenue in the 2006 second quarter of approximately $62.5 to $64.0 million. Excluding political advertising, gross local and national advertising revenue for the 2006 second quarter increased by 9.3% compared with the same period in the prior year. Second quarter 2006 political advertising revenue was approximately $2.2 million, compared to approximately $0.8 million in the second quarter of 2005. Nexstar also recorded approximately $3.0 million of total retransmission consent revenues in the 2006 second quarter compared to $0.7 million recorded in the second quarter of 2005.

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 2

CEO Comment

Perry A. Sook, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “The second quarter marked another period where we exceeded the high end of our guidance range for net revenue and out-performed the consensus estimates for EBITDA growth.

“Nexstar’s focus on mid-sized markets and virtual duopolies with focused concentration on local news resulted in second quarter net revenue growth of 10.1%. Nexstar’s year-over-year gain in gross local and national advertising revenue produced a 9.3% increase. Retransmission consent agreements contributed cash revenues of $2 million as well as approximately $1 million of ad spends in the 2006 second quarter.

“With a very solid first half of 2006, continued gains in both local and national advertising revenue coupled with the acceleration of political spending in the balance of the year and the ongoing benefits of retransmission consent revenues, Nexstar will continue to generate significant free cash flow in the balance of 2006. Approximately $20 million of second half 2006 free cash flow is expected to be used to reduce our outstanding debt. We project the Company’s total leverage of outstanding debt to EBITDA at the operating company will approximate 6.0 times at year-end while at the holding company total leverage will decline to approximately 7.25 times at year-end. These anticipated year-end leverage ratios are inclusive of the recently announced acquisition of WTAJ-TV which is expected to close in the fourth quarter.”

Outstanding Debt

At June 30, 2006, the Company’s total debt was approximately $642.7 million and cash balances were $12.7 million. As defined per the Company’s credit agreement, consolidated total debt was $522.8 million at June 30, 2006, net of cash on hand, which resulted in a leverage ratio of 7.35x, compared to a permitted leverage covenant of 7.75x. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under the Company’s senior secured credit facilities. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $107.1 million as of June 30, 2006.

Total interest expense in the second quarter of 2006 was $12.9 million, compared to $10.9 million for the same period in 2005. The increase is primarily attributable to higher interest rates under the Company’s senior credit facilities, partially offset by a decrease in the amount of bank debt outstanding. As of June 30, 2006 and 2005, total bank debt under Nexstar’s and Mission’s senior credit facilities was $337.9 million and $355.0 million, respectively. Cash interest for the second quarter of 2006 was $9.6 million, compared to $8.0 million for the same period in 2005. Cash interest excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 3

Pending Acquisition

On July 26, 2006, Nexstar announced it had entered into a definitive agreement to acquire substantially all of the assets of WTAJ-TV, the CBS affiliate serving the Johnstown/Altoona, Pennsylvania market for $56.0 million in cash from Television Station Group Holdings, LLC. The purchase price multiple is less than 8.5 times the pro forma 2006 EBITDA. The acquisition complements the Company’s current Pennsylvania television station cluster located in Wilkes Barre/Scranton and Erie. The transaction, which is subject to FCC consent, is expected to close in the fourth quarter of 2006.

Summary 2006 Third Quarter Outlook

Nexstar today issued the following outlook for the three-month period ending September 30, 2006:

2006 Third Quarter Estimates (in millions)	Three Months Ended September 30,		Approximate Change
	2006 Estimate	2005 Actual
Net Revenue	$63.5 - $65.0	$54.7	16.1% - 18.8%
Station Operating Expenses	$39.5 - $40.5	$38.2	3.4% - 6.0%
Corporate Overhead	$ 3.5 - $ 3.8	$ 2.5	40.0% - 52.0%

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, trade and barter revenue, and other sources of revenue, less agency commissions. The Company’s expectation for net revenue growth of 16.1% to 18.8% for the three months ending September 30, 2006 assumes political revenue of approximately $5 million. In the quarter ended September 30, 2005 the Company recorded gross political advertising revenue of $0.2 million. Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations. The anticipated increase in corporate overhead in the quarter ending September 30, 2006 compared with the same period in 2005 includes increases in non-cash employee stock option expense and performance based incentive compensation.

The Company’s financial outlook for the third quarter ending September 30, 2006 assumes there will be no new acquisitions or local service agreements entered into during the period. The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so. Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 4

Second Quarter Conference Call

Nexstar will host a conference call at 11:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800-479-1628, (719-457-2729 for international callers); no access code is needed. A replay of the call will be available through August 12, 2006 by dialing 888-203-1112, (719-457-0820 for international callers), and entering access code 3643684.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss on asset disposal, net minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Including pending acquisitions, Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 49 television stations in 29 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX and UPN, and reaches approximately 8.0% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 5

Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Net revenue (2)	$64,561	$58,662	$124,387	$111,974

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	15,884	14,602	31,674	29,273
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	16,996	15,718	34,157	30,791
Loss on property held for sale	—	616	—	616
Loss on asset disposal, net	16	140	80	249
Trade and barter expense	4,272	4,936	9,002	9,935
Corporate expenses	3,752 (3)	2,491	6,969 (3)	5,513
Amortization of broadcast rights, excluding barter	1,887	2,296	3,983	4,981
Amortization of intangible assets	6,053	6,647	12,106	13,409
Depreciation	4,622	4,327	9,248	8,750

Total operating expenses	53,482	51,773	107,219	103,517

Income from operations	11,079	6,889	17,168	8,457
Interest expense, including amortization of debt financing costs	(12,899)	(10,893)	(25,141)	(23,968)
Loss on extinguishment of debt	—	(15,715)	—	(15,715)
Interest income	166	44	283	83
Other income (expenses), net	—	—	—	(48)

Loss before income taxes	(1,654)	(19,675)	(7,690)	(31,191)
Income tax expense	(714)	(1,253)	(1,965)	(2,545)

Net loss	$(2,368)	$(20,928)	$(9,655)	$(33,736)

Basic and diluted net loss per share	$(0.08)	$(0.74)	$(0.34)	$(1.19)
Basic and diluted weighted average number of shares outstanding	28,372	28,363	28,368	28,363

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.
(2)	Includes total cash retransmission consent compensation and retransmission advertising of approximately $3.0 million and $0.7 million for the three months ended June 30, 2006 and 2005, respectively, and $6.0 million and $1.2 million for the six months ended June 30, 2006 and 2005, respectively.
(3)	Includes approximately $0.4 million and $0.8 million of non-cash employee stock option expense for the three and six months ended June 30, 2006, respectively. There was no non-cash employee stock option expense incurred for the three and six months ended June 30, 2005.

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Nexstar Broadcasting Group Q2 2006 Results, 8/8/06	page 7

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$11,079	$6,889	$17,168	$8,457
Add:
Depreciation	4,622	4,327	9,248	8,750
Amortization of intangible assets	6,053	6,647	12,106	13,409
Amortization of broadcast rights, excluding barter	1,887	2,296	3,983	4,981
Loss on property held for sale	—	616	—	616
Loss on asset disposal, net	16	140	80	249
Corporate expenses	3,752	2,491	6,969	5,513

Less:
Payments for broadcast rights	1,907	2,360	4,209	4,997

Broadcast cash flow	$25,502	$21,046	$45,345	$36,978

Less:
Corporate expenses	3,752	2,491	6,969	5,513

EBITDA	$21,750	$18,555	$38,376	$31,465

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$11,079	$6,889	$17,168	$8,457
Add:
Depreciation	4,622	4,327	9,248	8,750
Amortization of intangible assets	6,053	6,647	12,106	13,409
Amortization of broadcast rights, excluding barter	1,887	2,296	3,983	4,981
Loss on property held for sale	—	616	—	616
Loss on asset disposal, net	16	140	80	249
Non-cash stock option expense	411	—	825	—

Less:
Payments for broadcast rights	1,907	2,360	4,209	4,997
Cash interest expense	9,602	8,021	18,742	18,014
Capital expenditures	5,949	4,231	8,931	7,105
Cash income taxes, net of refunds	35	(17)	31	(126)

Free Cash Flow	$6,575	$6,320	$11,497	$6,472

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

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